UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2022

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater detail below under Item 5.03, which information is incorporated by reference into this Item 3.02 in its entirety, on March 11, 2022, Golden Matrix Group, Inc. (the “Company”, “we” and “us”), with the approval of its Board of Directors and the sole shareholder of the Company’s then outstanding Series B Voting Preferred Stock, the Company’s Chief Executive Officer and Chairman, Anthony Brian Goodman, filed an Amended and Restated Certificate of Designation of Golden Matrix Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of its Series B Voting Preferred Stock, which among other things, added a conversion right to such Series B Voting Preferred Stock (the “Series B Preferred Stock”), which provides for (1) the right of the holder of the Series B Preferred Stock to convert each share of the Series B Preferred Stock into 1,000 shares of the Company’s common stock at the holder’s option from time to time after May 20, 2022; and (2) the automatic conversion of all outstanding shares of Series B Preferred Stock into common stock of the Company, on a 1,000 for 1 basis, on the date that the aggregate beneficial ownership of the Company’s common stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), calculated without regard to any shares of common stock issuable upon conversion of the Series B Preferred Stock, nor any voting rights associated with such Series B Preferred Stock, of Mr. Goodman, falls below 10% of the Company’s common stock then outstanding, or the first business day thereafter that the Company becomes aware of such.

We claim an exemption from registration for the transactions described above in connection with the Series B Preferred Stock (as amended) and the terms thereof, pursuant to Section 4(a)(2), Rule 506 of Regulation D and/or Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient (a) was an “accredited investor”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; (c) was a non U.S. person; and (d) was an officer and director of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If converted in full, the maximum number of shares of common stock issuable upon conversion of the Series B Preferred Stock is 1,000,000 shares of common stock of the Company.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K relating to the Amended and Restated Designation (as defined in Item 5.03), is incorporated in this Item 3.03 by reference.

Item 5.01 Changes in Control of Registrant.

Effective March 10, 2022, Luxor Capital LLC (“Luxor”), the then sole shareholder of the Series B Voting Preferred Stock of the Company (the “Series B Preferred Stock”), which entity is wholly-owned by the Company’s Chief Executive Officer and Chairman, Anthony Brian Goodman, transferred all 1,000 shares of Series B Preferred Stock which it held to Mr. Goodman for no consideration. Each such Series B Preferred Stock share had the right to vote four times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval. As such, the Series B Preferred Stock in effect voted 99.975% of the total vote on all shareholder matters.

Such transfer did not result in a formal change of control of the Company, since Mr. Goodman controlled Luxor and therefore beneficially owned the shares of Series B Preferred Stock both before and after the transfer; however, it resulted in a change in record ownership of the Series B Preferred Stock.

2

Subsequently, as discussed under Item 5.03, the Series B Preferred Stock was amended to remove the anti-dilutive 99.975% voting right associated therewith; provided that, notwithstanding such change in voting rights associated with the Series B Preferred Stock, Mr. Goodman continues to hold approximately 50.5% of the Company’s voting shares as of the date of this filing (without taking into account options to purchase shares of common stock), when including the new voting terms of the Series B Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2022, the Company’s Board of Directors and Mr. Goodman, as the then sole shareholder of the Company’s Series B Preferred Stock (pursuant to a written consent to action without meeting of the sole Series B Preferred Stock shareholder), approved the adoption of, and filing of, an Amended and Restated Certificate of Designation of Golden Matrix Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of its Series B Voting Preferred Stock (the “Amended and Restated Designation”).

The Amended and Restated Designation, which was filed with, and became effective with, the Secretary of State of Nevada on March 11, 2022, amended the Certificate of Designation of the Series B Preferred Stock, previously filed by the Corporation with the Secretary of State of Nevada on August 18, 2015, to, among other things:

(a) include the right of the holder of the Series B Preferred Stock to convert each share of the Series B Preferred Stock into 1,000 shares of the Company’s common stock at the holder’s option from time to time after May 20, 2022;

(b) provide for the automatic conversion of all outstanding shares of Series B Preferred Stock into common stock of the Company, on a 1,000 for 1 basis, on the date that the aggregate beneficial ownership of the Company’s common stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended), calculated without regard to any shares of common stock issuable upon conversion of the Series B Preferred Stock, nor any voting rights associated with such Series B Preferred Stock, of Mr. Goodman, falls below 10% of the Company’s common stock then outstanding (Mr. Goodman beneficially owns 47.4% of the Company’s outstanding common stock pursuant to Rule 13d-3 of the Exchange Act as of the date of this filing), or the first business day thereafter that the Company becomes aware of such;

(c) provide that each share of Series B Preferred Stock entitles the holder to 7,500 votes on all matters presented to the Company’s shareholders for a vote of shareholders, whether such vote is taken in person at a meeting or via a written consent (7,500,000 votes in aggregate for all outstanding shares of Series B Preferred Stock);

(d) require the consent of the holders of at least a majority of the issued and outstanding shares of Series B Preferred Stock to (i) amend any provision of the Amended and Restated Designation, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock, (iii) adopt or authorize any new designation of any preferred stock or amend the Articles of Incorporation of the Company in a manner which adversely affects the rights, preferences and privileges of the Series B Preferred Stock, (iv) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series B Preferred Stock, (v) issue any additional shares of Series B Preferred Stock, or (vi) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock;

(e) provide that the shares of Series B Preferred Stock are not transferrable by Mr. Goodman; and

(f) clarify that the Series B Preferred stock is not entitled to any dividend rights, preemptive rights, redemption rights, or liquidation preference.

3

The foregoing description of the Amended and Restated Designation does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference in its entirety.

The Board of Directors determined that the inclusion of the conversion right set forth above was fair and reasonable due to the fact that Mr. Goodman, pursuant to the Amended and Restated Designation, was giving up a non-dilutive voting right of over 99.975% of the Company’s voting stock as a result of such Amended and Restated Designation, which had the principal effects of (1) lowering the voting rights of such Series B Preferred Stock from a non-dilutive 99.975% interest to a dilutive 21.1% interest (currently); and (2) providing for the right at the option of Mr. Goodman, or automatically upon certain events discussed above, for such 1,000 shares of Series B Preferred Stock, to convert into 1,000,000 shares of common stock (previously such Series B Preferred Stock had no conversion rights).

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described above in Item 5.03, which information is incorporated by reference into this Item 5.07, on March 11, 2022, via a written consent to action without meeting, the sole shareholder of the Company’s Series B Preferred Stock, Mr. Goodman, voted all 1,000 shares of outstanding Series B Preferred Stock to approve the adoption of the Amended and Restated Designation of the Series B Voting Preferred Stock of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*

Amended and Restated Certificate of Designation of Golden Matrix Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of its Series B Voting Preferred Stock as filed with the Secretary of State of Nevada on March 11, 2022

104*	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: March 14, 2022	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

5